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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-32541) and related Prospectus of Commonwealth Industries, Inc. for the registration of 5,750,000 shares of its common stock and to the incorporation by reference therein of our report dated May 10, 1996, with respect to the consolidated financial statements of CasTech Aluminum Group Inc. included in the Current Report (Form 8-K) of Commonwealth Aluminum Corporation filed September 26, 1996 with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Akron, Ohio
September 17, 1997